UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

CEREPLAST, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 615-1900

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 24, 2011, Cereplast, Inc., a Nevada corporation (the “Company”), consummated the transactions (the “Closing”) contemplated by that certain Securities Purchase Agreement, dated May 18, 2011between the Company and the investors who are signatory thereto (the “Purchase Agreement”). At the Closing, the Company issued $12.5 million in aggregate principal amount of the Company’s 7% Senior Subordinated Convertible Notes due 2016 (the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”), entered into between the Company and Wells Fargo Bank, National Association, as trustee, on May 24, 2011. A description of the Purchase Agreement, the Indenture and the Notes is contained in the current report on Form 8-K filed by the Company on May 19, 2011.

Lazard Capital Markets LLC served as lead placement agent for the offering, and Roth Capital Partners, LLC and Ardour Capital Investments, LLC served as co-placement agents.

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into a Waiver to Venture Loan and Security Agreement with Compass Horizon Funding Company LLC dated May 18, 2011 pursuant to which Horizon provided its consent to the offering contemplated by the Purchase Agreement and waived any restriction in the certain Venture Loan and Security Agreement dated as of December 21, 2010 with respect to the offering.

Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 1.01 is incorporated in this Item 3.02 by reference.
Item 9.01
(d) Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Global Note

4.2	Indenture dated as of May 24, 2011

10.1	Waiver to Venture Loan and Security Agreement dated May 18, 2011.

99.1	Press Release dated May 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 24, 2011

CEREPLAST, INC.
/s/ Frederic Scheer

Frederic Scheer
Chief Executive Officer